Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Talen Energy Corporation of our report dated February 26, 2026 relating to the consolidated financial statements, consolidated financial statement schedule and the effectiveness of internal control over financial reporting of Talen Energy Corporation (Successor), which appears in Talen Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 18, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Talen Energy Corporation of our report dated March 14, 2024 relating to the consolidated financial statements of Talen Energy Supply, LLC (Predecessor), which appears in Talen Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 18, 2026

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